As filed with the Securities and Exchange Commission on January 10, 2006

Registration No. 333-42425

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 8

Protective Life and Annuity Insurance Company

(Exact name of registrant as specified in its charter)

Alabama	63-0761690
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2801 Highway 280 South
Birmingham, Alabama 35223
(205) 268-1000	6311
(Address, including zip code, and	(Primary Standard Industrial
telephone number, including area code,	Classification Code Number)
of registrant’s principal executive offices)

R. Stephen Briggs
Executive Vice President
Protective Life and Annuity Insurance Company
P.O. Box 2606
Birmingham, Alabama 35202
(205) 268-1000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stephen E. Roth, Esq	Steve M. Callaway, Esq.
Sutherland, Asbill & Brennan LLP	Protective Life and Annuity Insurance Company
1275 Pennsylvania Avenue, N.W.	P.O. Box 2606
Washington, D.C. 20004-2415	Birmingham, Alabama 35202

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 (File No. 333-42425) (the “Registration Statement”) is being filed pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, to remove from registration those securities of the Registrant that were previously registered by the Registration Statement and that were not sold in the offering.

The Registrant is issuing an Endorsement to the Contract effective January 24, 2006 (the “Effective Date”) that will ensure that, regardless of any changes in interest rates, if money is withdrawn from a Guarantee Period before it expires, the Registrant will not impose any market value adjustment (“MVA”) that would reduce the Contract’s surrender value. However, the Registrant will continue to apply any positive MVA that would increase the Contract’s surrender value. The minimum guaranteed interest rate on new Guarantee Periods will continue to be 3% per annum.

Upon the issuance of the Endorsement, the Registrant considers the MVA interests issued under the Contract to no longer be securities and therefore will no longer file any amendments to the Registration Statement.

The Registrant does not intend to use the Registration Statement to sell any other securities. Therefore, the offering is being terminated, as of the close of business on January 23, 2006 and Registrant hereby removes from registration any securities that remain unsold under the Registration Statement as of that time and date, or such time and date as this Registration Statement becomes effective.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.                 Exhibits

Exhibit Number			Description
1	(a)	—	Underwriting Agreement(3)
1	(b)	—	Form of Distribution Agreement(2)
3	(a)	—	Articles of Incorporation(1)
3	(b)	—	By-laws(1)
4	(a)	—	Group Modified Guaranteed Annuity Contract(3)
4	(b)	—	Application for Group Modified Guaranteed Annuity Contract(3)
4	(c)	—	Individual Modified Guaranteed Annuity Contract(3)
4	(d)	—	Certificate Endorsement Amending the Market Value Adjustment
10	(a)	—	Guaranty Agreement from Protective Life Insurance Company(4)
10	(a)(1)	—	Amendment to Guaranty Agreement from Protective Life Insurance Company(4)
10	(b)	—	Indemnity Reinsurance Agreement by and between Protective Life & Annuity Insurance Company and First Fortis Life Insurance Company dated December 31, 2001(5)
24		—	Powers of Attorney

(1)          Incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998.

(2)          Incorporated herein by reference to the Registrant’s Pre-Effective Amendment No. 1 to Form N-4 Registration Statement No. 333-41577, filed on April 15, 1998.

(3)          Previously filed in Registrant’s Pre-Effective Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-42425, filed on April 16, 1998.

(4)          Incorporated herein by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.

(5)          Incorporated herein by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.

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SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to its registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 10th day of January, 2006.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
By:	/s/ WAYNE E. STUENKEL
Wayne E. Stuenkel
President and Chief Actuary Protective Life and Annuity Insurance Company

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ WAYNE E. STUENKEL	President and Chief Actuary	January 10, 2006
Wayne E. Stuenkel	(Principal Executive Officer)
/s/ ALLEN W. RITCHIE	Executive Vice President, Chief	January 10, 2006
Allen W. Ritchie	Financial Officer and Director
(Principal Financial Officer)
/s/ STEVEN G. WALKER	Senior Vice President, Controller, and	January 10, 2006
Steven G. Walker	Chief Accounting Officer
(Principal Accounting Officer)
/s/ JOHN D. JOHNS	Director	January 10, 2006
John D. Johns
/s/ RICHARD J. BIELEN	Director	January 10, 2006
Richard J. Bielen
/s/ R. STEPHEN BRIGGS	Director	January 10, 2006
R. Stephen Briggs
/s/ DEBORAH J. LONG	Director	January 10, 2006
Deborah J. Long

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EXHIBIT INDEX

Number			Description	Page in Sequential Numbering System Where Exhibit Located
4	(d)	—	Certificate Endorsement
24		—	Power of Attorney